UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2009

Hawk Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-13797	34-1608156
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square, Suite 1500, Cleveland, Ohio	44114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 861-3553

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 10, 2009, Hawk Corporation made a presentation to investors at the Gabelli and Company annual aerospace conference. The presentation is attached as Exhibit 99.1 and is also available at Hawk’s website at www.hawkcorp.com. Pursuant to General Instruction B, subsection 2, of Form 8-K, Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, but is instead furnished as required by that section.

This presentation includes forward-looking statements within the meaning of the federal securities laws with respect to the Company’s financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Reference is made to Hawk’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Hawk Corporation Investor Presentation dated September 10, 2009

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2009	HAWK CORPORATION

	By:	/s/ Thomas A. Gilbride

Thomas A. Gilbride
Vice President — Finance and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Hawk Corporation Investor Presentation dated September 10, 2009